                                            Exhibit 11

                         Statement Re:  Computation of Earnings per Share
                                               For The Three Months               For The Six Months
                                                  Ended June 30                      Ended June 30
                                               1997            1996               1997            1996
PRIMARY:

Average Shares Outstanding                   21,907,000      21,985,000         21,978,000      21,488,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                           274,000         226,000            310,000         160,000
                                           ------------    ------------       ------------    ------------
Total                                        22,181,000      22,211,000         22,288,000      21,648,000
                                           ============    ============       ============    ============
Net Income                                  $14,750,000     $14,040,000        $29,221,000     $26,688,000

Per Share Amount                                  $0.66           $0.63              $1.31           $1.23
                                           ============    ============       ============    ============

FULLY DILUTED:

Average Shares Outstanding                   21,907,000      21,985,000         21,978,000      21,488,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                           333,000         266,000            390,000         210,000
                                           ------------    ------------       ------------    ------------
Total                                        22,240,000      22,251,000         22,368,000      21,698,000
                                           ============    ============       ============    ============
Net Income                                  $14,750,000     $14,040,000        $29,221,000     $26,688,000

Per Share Amount                                  $0.66           $0.63              $1.31           $1.23
                                           ============    ============       ============    ============

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